Exhibit n.6
CONSENT OF PROSPECTIVE DIRECTOR
     The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by GSC Investment Corp.

/s/ Charles S. Whitman III
Name:	Charles S. Whitman III

Dated: March 22, 2007